UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry Into A Material Definitive Agreement

Slape Oil Company, Inc. and Flaming S, Inc.

On May 21, 2009, Doral Energy Corp. (the “Company”) entered into agreements for the acquisition of Slape Oil Company, Inc. (“Slape Oil”) and Flaming S, Inc. (“Flaming S”). Slape Oil and Flaming S are oil and gas corporations with producing properties in Cochran and Hockley Counties, Texas.

The Company has agreed to pay $4,700,000 for all of the outstanding shares of Slape Oil and $1,200,000 for all of the outstanding shares of Flaming S, for an aggregate purchase price of $5,900,000 for both companies. As a deposit for these purchases, the Company has agreed to issue 304,000 shares of its common stock to the shareholders of Slape Oil and 96,000 to the shareholders of Flaming S (collectively, the “Deposit Shares”). The Deposit Shares will be placed in escrow, and returned to the Company for cancellation if the acquisitions of Slape Oil and Flaming S are completed. If the Company does not complete the acquisition of these companies, the shareholders of Slape Oil and Flaming S will be entitled to keep the Deposit Shares, unless the failure to complete arises due to their breaching any of the terms, conditions, representations or warranties of the purchase agreements. The shareholders of Slape Oil and Flaming S have provided the Company with representations that they are “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933.

Closing of the acquisitions of Slape Oil and Flaming S is scheduled for June 30, 2009. The Company may extend the closing date to July 31, 2009 by paying installments of $395,000 and $105,000 by July 1, 2009 to the shareholders of Slape Oil and Flaming S, respectively (collectively, the “Extension Installments”). The Extension Installments will be treated as installments of the total purchase price, however if the acquisitions do not occur by the extended closing date, the shareholders of Slape Oil and Flaming S will be entitled to keep the Extension Installments.

Extension of Closing Deadline for Acquisition of Cochran County Properties

On May 22, 2009, Doral Energy Corp. (the “Company”) notified Miltex Oil Company (“Miltex”) of its intention to extend the closing date of the Company’s proposed acquisition of three oil and gas leases located in Cochran County, Texas owned by Miltex (the “Miltex Properties”). Under the amended terms of the Company’s agreement with Miltex, the Company has the right to extend the closing date for the Miltex Properties from May 29, 2009 to June 30, 2009 by paying Miltex and additional $10,000 and issuing to Miltex an additional 25,000 shares of its common stock. Miltex has provided the Company with representations that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933.

Item 2.03           Creation of a Direct Financial Obligation

On April 29, 2009, Doral Energy Corp. (the “Company”) borrowed $87,000 from Green Shoe Investments Ltd. The amount borrowed from Green Shoe is due on or before May 1, 2011, bears interest at a rate of 5% per annum, and is unsecured.

Item 9.01           Financial Statements And Exhibits.

(d)           Exhibits

Exhibit
Number	Description of Exhibit

10.1	Loan Agreement dated April 29, 2009 between Doral Energy Corp. and Green Shoe Investments Ltd.

10.2	Sale and Purchase Agreement dated May 5, 2009 between Doral Energy Corp. and Lonnie Slape regarding Flaming S, Inc.

10.3	Sale and Purchase Agreement dated May 15, 2009 between Doral Energy Corp. and Jimmy Slape regarding Slape Oil Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: June 1, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer